UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2016

NGL ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the recording of business combinations that occurred in the fourth quarter of fiscal 2016, NGL Energy Partners LP (the “Partnership”) identified certain contingent consideration liabilities in connection with those fourth quarter 2016 business combinations, and determined that the Partnership had not correctly accounted for contingent consideration related to royalty payments that were part of certain prior business combinations within its Water Solutions segment that had occurred prior to the fourth quarter of fiscal 2016. The application of the correct accounting treatment results in an increase to goodwill, current liabilities and long-term liabilities and an increase to earnings for the first three quarters of the fiscal year ended March 31, 2016.

As a result of this error, on May 31, 2016, the Partnership’s management, Audit Committee and Board of Directors concluded, after consideration of the relevant facts and circumstances, that the Partnership’s unaudited interim consolidated financial statements set forth in the Partnership’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2015, September 30, 2015 and December 31, 2015 should be restated and that such financial statements previously filed with the Securities and Exchange Commission (the “SEC”) should no longer be relied upon. In addition, based on the relevant facts and circumstances, the Partnership’s management, Audit Committee and Board of Directors concluded that the correction was not material to any other periods prior to fiscal 2016.

Within its Annual Report on Form 10-K for the year ended March 31, 2016, the Partnership intends to include restated unaudited quarterly data for each of the quarters ended June 30, 2015, September 30, 2015 and December 31, 2015 in the notes to the consolidated financial statements. The Partnership’s Quarterly Reports on Form 10-Q for these quarters will not be separately amended. For the financial data related to its fiscal year ended March 31, 2015 and all unaudited quarterly financial data for the quarters ended June 30, 2014, September 30, 2014, December 31, 2014 and March 31, 2015, the Partnership intends to present financial data that contains immaterial corrections for this issue.

Management has evaluated the effect of the restatements on its prior conclusions regarding the effectiveness of the Partnership’s internal control over financial reporting and disclosure controls and procedures and has concluded that a material weakness existed during each of the periods requiring correction. In connection therewith, the Partnership’s management concluded that during the periods requiring correction, the Partnership did not maintain effective controls over the identification of assets acquired and liabilities assumed in the Partnership’s business combinations. Accordingly, the Partnership’s internal control over financial reporting and disclosure controls and procedures were not effective during the periods being corrected.

The Audit Committee and the Partnership’s management have discussed the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(a) with the Partnership’s independent registered public accounting firm.

The foregoing reflects the Partnership’s current views about the restatements, the accounting adjustments, its financial statements, its financial condition and performance and other matters that constitute “forward-looking” statements, as such term is defined by the federal securities laws. This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. These risks and uncertainties include, but are not limited to, the results and effect of the Partnership’s review of its accounting entries and practices, any potential government inquiry with respect to the restatements, and the accounting adjustments or the Partnership’s accounting practices, the ability of the Partnership to file timely its periodic reports, the impact on the Partnership’s business and the risks identified in the Partnership’s periodic filings under the Exchange Act. The Partnership undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP
	By:	NGL Energy Holdings LLC,
its general partner
Date: May 31, 2016		By:	/s/ Robert W. Karlovich III
Robert W. Karlovich III
Chief Financial Officer